Ex99.h(3)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of November 27, 2007 is Exhibit A to that certain Transfer Agency Services Agreement dated as of August 1, 2005, between PFPC Inc. and CRM Mutual Fund Trust.

SERIES

Small Cap Value

(Investor Class and Institutional Class share classes)

Mid Cap Value

(Investor Class and Institutional Class share classes)

Small/Mid Cap Value

(Investor Class and Institutional Class share classes)

Large Cap Opportunity

(Investor Class, Institutional Class and Advisor Class share classes)

All Cap Value

(Investor Class, Institutional Class and Advisor Class share classes)

130/30 Value

(Investor Class and Institutional Class share classes)

PFPC INC.

By:
Name:
Title:

CRM MUTUAL FUND TRUST

By:
Name:
Title: